Exhibit 99.1
News Release

INVESTORS/ANALYSTS:	MEDIA:
Patrick Cronin	Teri Llach
(925) 226-9973	(925) 226-9028
investor.relations@bhnetwork.com	teri.llach@bhnetwork.com

Blackhawk Provides Additional Details on 2015 Guidance

Pleasanton, California, February 27, 2015- Blackhawk Network Holdings, Inc. (NASDAQ: HAWK and HAWKB) today is providing additional details on the Company’s fiscal 2015 financial guidance that it provided at its investor conference held on February 26, 2015.

The following is a description of certain components of projected adjusted net income and the resulting impact on projected adjusted diluted earnings per share for fiscal 2015. The calculations of the projected fiscal 2015 effect of each item below are designed to illustrate changes between actual fiscal 2014 results and the Company’s guidance for fiscal 2015 based on certain assumptions. These assumptions include using the midpoint of the Company’s forecasted effective tax rate of 38.0% on adjusted income before taxes, determining the diluted earnings per share impact of each item by using an estimated fiscal 2015 diluted share outstanding count of 56.2 million and the other assumptions and estimates described below. In addition, the Company has certain shared infrastructure and administrative costs that it does not fully allocate to its various individual businesses. Consequently, the projected amounts shown below may not reflect the actual adjusted net income change attributable to such businesses. Please see “Forward Looking Statements.”

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Interest expense related to spin-off: The increase in interest expense reflects debt outstanding for full year 2015 as compared to a partial year in 2014 under a new credit agreement that followed the Company’s spin-off from Safeway in April 2014. Full year interest expense resulting from borrowings to finance 2014 acquisitions is considered separately below.

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Foreign exchange rate impact: The Company has incorporated into its guidance further erosion in foreign currency exchange rates during fiscal 2015. The impact is calculated on a constant currency basis (forecasted earnings contribution multiplied by the difference between fiscal 2015 forecasted rates and fiscal 2014 actual rates by country).

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Increase in effective tax rate: The midpoint of the Company’s guidance for an effective tax rate on fiscal 2015 adjusted income before income taxes is 38.0% representing a 0.7% increase over the actual rate for fiscal 2014.

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Income attributable to full year impact of 2014 acquisitions including income tax benefits attributable to net operating losses (NOLs): The Company acquired three companies in fiscal 2014 related to its incentives and rewards business. Guidance for fiscal 2015 reflects projected adjusted net income attributable to these businesses of $17.6 million including NOLs expected to be realizable of $11.6 million. The guidance takes into account (a) $3.5 million of revenues that are deferred for accounting purposes (i.e., which reduced projected adjusted net income by $2.2 million after tax due to the accounting treatment of certain revenues), (b) an $8.2 million increase in depreciation expense, approximately half of which resulted from purchase price allocation, and (c) $6.6 million of increased interest expense as a result of borrowings related to the acquisitions. This guidance of $17.6 million of projected adjusted net income attributable to the acquired businesses represents an increase in adjusted net income of $12.8 million for fiscal 2015 as compared to fiscal 2014 actual results.

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Benefit from reductions in cash taxes payable related to spin-off: The Company estimates that cash taxes payable will be reduced by the amortization of a basis step-up in connection with Safeway’s spin-off of Blackhawk in April 2014. These cash tax benefits are reflected in adjusted net income and adjusted diluted earnings per share. The estimated increase in these benefits in fiscal 2015 over fiscal 2014 is reflected in the table below.

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Dilution from projected increase in outstanding shares: The Company has forecast an increase in the number of shares used for calculating diluted earnings per share from 54.3 million for fiscal 2014 to 56.2 million for fiscal 2015.

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Increase from growth in existing businesses: The balance of the increase in projected adjusted diluted earnings per share (per the Company’s guidance) is attributed to projected growth in the existing businesses after taking into account each of the other items described above and reflected in the table below.

ROLL FORWARD OF NON-GAAP FINANCIAL MEASURES -- (see descriptions and assumptions above)

	Adjusted Net Income (millions)	Adjusted Diluted Earnings per Share
As reported for 2014	$96.5	$1.77
Increase in interest expense related to spin-off	(1.1)	(0.02)
Foreign exchange rate impact	(1.5)	(0.03)
Increase in effective tax rate	(0.9)	(0.02)
Earnings attributable to 2014 acquisitions	12.8	0.23
Benefit from reductions in cash taxes payable related to spin-off	5.5	0.08
Dilution from projected increase in outstanding shares	—	(0.04)
Increase from growth in existing businesses	10.2	0.19
2015 guidance - midpoint	$121.5	$2.16

For further comparability of the Company’s projected adjusted operating revenues before the reclassification of certain amounts from sales and marketing expense to partner distribution expense (described in the Company’s press releases issued February 26, 2015), the Company is providing the table below that states the projected amount of the reclassified items for fiscal 2015. This reclassification was reflected previously in the Company’s fiscal 2014 earnings results released on February 26, 2015. A reconciliation on a quarterly basis for fiscal 2014 and fiscal 2013 has been posted on the Company’s investor relations website located at ir.blackhawknetwork.com.

In millions	1Q 2015	2Q 2015	3Q 2015	4Q 2015
Pro forma reclassification amount	$ 8.7	$ 7.9	$ 7.8	$ 13.7

Investor Conference Webcast and Earnings Call

The Company hosted its year-end earnings call and its investor conference on February 26, 2015. An audio replay of the earnings call and a video replay of the investor conference webcast and copies of the slides presented can be accessed by visiting the Company’s investor relations website located at ir.blackhawknetwork.com. The replays will be available on the Company’s investor relations website until Thursday, March 12, 2015.

About Blackhawk Network

Blackhawk Network Holdings, Inc. (NASDAQ: HAWK and HAWKB) is a leading prepaid and payments global company that supports the program management and distribution of gift cards, prepaid telecom products and financial service products in a number of different retail, digital and incentive channels. Blackhawk’s digital platform supports prepaid across a network of digital distribution partners including retailers, financial service providers, and mobile wallets. For more information, please visit www.blackhawknetwork.com and www.giftcardmall.com.

Use of Non-GAAP Financial Measures

Blackhawk regards the non-GAAP financial measures provided in this press release as useful measures of the operational and financial performance of its business. Reconciliations of non-GAAP financial measures to Blackhawk’s financial results as determined in accordance with GAAP are included the Company’s earnings release dated February 26, 2015. The use of non-GAAP financial measures has certain limitations as they do not reflect all items of income, expense, or cash flows that affect Blackhawk’s financial performance under GAAP. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. In addition, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Blackhawk encourages investors and others to review Blackhawk’s financial information in its entirety and not rely on any single financial measure.

Forward Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as "guidance," "believes," “projects,” “forecasts”, "estimates," "plans," “assumptions,” "continuing," "ongoing," and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control. Actual results compared to forecasted results will vary, and those variances could be material. Such risks and uncertainties include the following: our ability to generate adequate taxable income to enable us to fully utilize the cash tax benefits resulting from the recent merger between Safeway and Albertsons, changes in applicable tax law that preclude us from fully utilizing those cash tax benefits, our ability to grow adjusted operating revenues and adjusted net income as anticipated, our ability to grow at historic rates or at all, the consequences should we lose one or more of our top distribution partners or fail to attract new distribution partners to our network or if the financial performance of our distribution partners' businesses decline, our reliance on our content providers, the demand for their products and our exclusivity arrangements with them, our reliance on relationships with card issuing banks, the consequences to our future growth if our distribution partners fail to actively and effectively promote our products and services, the requirement that we comply with applicable laws and regulations, including increasingly stringent money-laundering rules and regulations, and other risks and uncertainties described in our reports and filings with the Securities and Exchange Commission, including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in our Annual Report on Form 10-K and other subsequent periodic reports we have filed with the Securities and Exchange Commission. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so other than as may be required by law.